EXECUTION VERSION

SECOND ADDENDUM TO EMPLOYEE MATTERS AGREEMENT
THIS SECOND ADDENDUM TO THE EMPLOYEE MATTERS AGREEMENT (this “Second Addendum”), dated as of April 8, 2022 (the “Effective Date”), is made by and among AT&T, Inc., a Delaware corporation (“Remainco”), Magallanes, Inc., a Delaware corporation (“Spinco”), and Discovery, Inc., a Delaware corporation (“RMT Partner”).
RECITALS
WHEREAS, Remainco, Spinco and RMT Partner are parties to that certain Employee Matters Agreement dated as of May 17, 2021 (the “Employee Matters Agreement”) pursuant to which the parties established the obligations of RMT Partner, Spinco and Remainco with respect to the liabilities associated with current and former employees of the Spinco Business and the covenants of the parties with respect to the employment and compensation of such individuals in the context of the separation of the Spinco Business from the Remainco Business pursuant to the Separation Agreement;
WHEREAS, as of the date hereof, Remainco and RMT Partner have not received clearance from the Federal Economic Competition Commission or the Federal Institute of Telecommunications (together, the “Mexican Antitrust Authorities”) with respect to Remainco’s Transfer or Assumption, as the case may be, of those certain Spinco Assets and Spinco Assumed Liabilities, as the case may be, that comprise the WM Mexico Business in the manner described in the Separation and Distribution Agreement and the Merger Agreement (the “Mexico Regulatory Approvals”);
WHEREAS, as a result of such Mexican Regulatory Approvals having not yet been received, the WM Mexico Business will be retained by Remainco from and following the Closing Date and any decision-making power in respect of the operations of the WM Mexico Business will be held by Remainco until receipt of the Mexico Regulatory Approvals, at which point the WM Mexico Business will be transferred to Spinco (the date of such transfer “Repurchase Transactions Closing Date”) pursuant to the Mexico Conveyance Agreement and the Repurchase Agreement;
WHEREAS, notwithstanding anything to the contrary in the Employee Matters Agreement, the parties now desire to set forth how the current and former employees of the WM Mexico Business and all liabilities related thereto will be treated; and
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as set forth in this Second Addendum:
1.Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Employee Matters Agreement.
2.Capitalized Terms.
(a)“Assumption” shall have the meaning ascribed to such term in the Separation Agreement.
(b)“Effective Date” has the meaning set forth in the Recitals of this Second Addendum.

(c)“Employee Matters Agreement” has the meaning set forth in the Recitals of this Second Addendum.
(d)“Former WM Mexico Business Employee” means any individual who, as of immediately prior to the Spinco Distribution Date is a former employee of the WM Mexico Entities, or any of their respective predecessors or former Affiliates and who, upon his or her last termination of employment with the WM Mexico Entities and their respective predecessors or former Affiliates (a) was identified in the system then of record as an employee of an entity with a business identifier attributable as of May 17, 2021 to the WM Mexico Entities or (b) otherwise upon such termination of employment was primarily dedicated to the WM Mexico Entities as evidenced by the records of the WM Mexico Entities.
(e)“Mexican Antitrust Authorities” has the meaning set forth in the Recitals of this Second Addendum.
(f)“Mexico Conveyance Agreement” means that certain Conveyance Agreement by and among WM Mexico Holdco and the other parties thereto, dated as of March 25, 2022.
(g)“Mexico Regulatory Approvals” has the meaning set forth in the Recitals of this Second Addendum.
(h)“Remainco” has the meaning set forth in the Preamble of this Second Addendum.
(i)“RMT Partner” has the meaning set forth in the Preamble of this Second Addendum.
(j)“RMT Partner Long-Term Cash Award” means an award representing a general unsecured promise by RMT Partner to deliver cash upon the satisfaction of time-based vesting requirements.
(k)“Repurchase Agreement” means that certain Membership Interest Purchase Agreement by and among Remainco, Spinco, RMT Partner and, solely for the purposes of Section 4.12 thereof, Drake Subsidiary, Inc., dated as of March 25, 2022.
(l)“Repurchase Transactions Closing Date” has the meaning set forth in the Recitals of this Second Addendum.
(m)“Second Addendum” has the meaning set forth in the Preamble.
(n)“Spinco” has the meaning set forth in the Preamble of this Second Addendum.
(o)“Spinco Assets” shall have the meaning ascribed to such term in the Separation Agreement.
(p)“Spinco Assumed Liabilities” shall have the meaning ascribed to such term in the Separation Agreement.

(q)“Transfer” shall have the meaning ascribed to such term in the Separation Agreement.
(r)“WM Mexico Business Employee” means any employee of WM Mexico Holdco or the WM Mexico Entities.
(s)“WM Mexico Business Employee Plans” means any Benefit Plan sponsored or maintained by WM Mexico Holdco or any of its Subsidiaries.
(t)“WM Mexico Business Employee Plan Participant” means any individual who, immediately following the Spinco Distribution Date, is a WM Mexico Business Employee, a Former WM Mexico Business Employee or a beneficiary, dependent or alternate payee of any of the foregoing.
(u) WM Mexico Business Labor Agreements” means any agreement with any Employee Representative Body to which WM Mexico Holdco or any Subsidiary thereof is a party or bound that pertains to any WM Mexico Business Employee or Former WM Mexico Business Employee.
(v)“WM Mexico Entities” shall have the meaning ascribed to such term in the Mexico Conveyance Agreement.
(w)“WM Mexico Holdco” has the meaning set forth in the Repurchase Agreement.

3.Mexico Carve Out Transaction. Notwithstanding anything set forth to the contrary in the Employee Matters Agreement, the following provisions shall apply:
(a) WM Mexico Business Employees. The WM Mexico Business Employees shall remain employed by WM Mexico Holdco or the WM Mexico Entities as of the Spinco Distribution Date and will become Spinco Employees on the Repurchase Transactions Closing Date. As of the Repurchase Transactions Closing Date, the WM Mexico Business Employees shall be treated as Spinco Employees for all purposes of the Employee Matters Agreement, including, without limitation, for purposes of Section 3.3 (Service Recognition) and Section 3.4 (Post-Distribution Compensation and Benefits Matters) of the Employee Matters Agreement.
(b) Liabilities.
(i) From the Spinco Distribution Date through the Repurchase Transactions Closing Date, WM Mexico Holdco, not Remainco, shall be responsible for (A) all Liabilities under all WM Mexico Business Employee Plans and WM Mexico Business Labor Agreements and (B) all Liabilities with respect to the employment, compensation, benefits, retirement, service, termination of employment or termination of service of all WM Mexico Business Employees, Former WM Mexico Business Employees, their dependents and beneficiaries and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker of WM Mexico Holdco or the WM Mexico Entities or in any other employment, non-employment, or retainer arrangement or relationship with WM Mexico Holdco or any of the WM Mexico Entities), to the extent arising in connection with or as a result of employment with or the performance of services for WM Mexico Holdco or the WM Mexico Entities), including, without limitation, (1) all earned but unused vacation time, sick time and other time-off benefits of the WM Mexico Business Employee Plan Participants through the Spinco Distribution Date and (2) all annual bonus, commission, short- and long- term cash incentive and retention bonus awards, or portion of any such incentive awards, that any WM Mexico Business Employee Plan Participant is eligible to receive with respect to the calendar year in which the Spinco Distribution Date occurs. To the extent Remainco or any of its Subsidiaries or Affiliates (excluding WM Mexico Holdco and its Subsidiaries) pays or discharges any such Liabilities, WM Mexico Holdco, or one of its Subsidiaries shall promptly reimburse Remainco for such Liabilities.
(ii) As of the Repurchase Transactions Closing Date, Spinco shall, or shall cause one or more members of the Spinco Group to, assume or retain and Spinco hereby agrees to pay, perform, fulfill and discharge, in due course in full (A) all Liabilities under all WM Mexico Business Employee Plans (including any individual agreements with any WM Mexico Business Employee Plan Participant) and WM Mexico Business Labor Agreements and (B) all Liabilities with respect to the employment, compensation, benefits, retirement, service, termination of employment or termination of service of all WM Mexico Business Employees, Former WM Mexico Business Employees, their dependents and beneficiaries and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker of WM Mexico Holdco or the WM Mexico Entities or in any other employment, non-employment, or retainer arrangement or relationship with WM Mexico Holdco or any of the WM Mexico Entities), to the extent arising in connection with or as a result of employment with or the performance of services for WM Mexico Holdco or the WM Mexico Entities. Such Liabilities in prong (B) shall include, without limitation, (1) all earned but unused vacation time, sick time and other time-off benefits of the WM Mexico Business Employee Plan Participants through the Repurchase Transactions Closing Date and (2) all annual bonus, commission, short- and long- term cash incentive and retention bonus awards, or portion of any such incentive awards, that any WM Mexico Business Employee Plan Participant is eligible to receive with respect to the calendar year in which the Repurchase Transactions Closing Date occurs. For the avoidance of doubt, all WM Mexico Business Employee Plans and WM Mexico Business Labor Agreements shall become Spinco Plans and Spinco Labor Agreements, respectively, on the Repurchase Transactions Closing Date and shall become and remain obligations of Spinco thereafter.
(c) Remainco Plans. Each WM Mexico Business Employee Plan Participant shall continue to be an active participant in any Remainco Plan as of the Spinco Distribution Date and shall cease to be an active participant in any Remainco Plan as of the Repurchase Transactions Closing Date.
(d) Severance Pay Plans. The parties acknowledge and agree that the transactions contemplated by the Separation Agreement, the Mexico Conveyance Agreement and the Repurchase Agreement will not constitute a termination of employment of any WM Mexico Business Employee Plan Participant for purposes of any policy, plan, program or agreement of Spinco or Remainco or any member of the Spinco Group or Remainco Group that provides for the payment of severance, separation pay, salary continuation or similar benefits in the event of a termination of employment.

(e) Remainco RSU Awards Held By WM Mexico Business Employees. Each Remainco RSU Award held by a WM Mexico Business Employee shall be treated as set forth on Schedule I.
(f) Remainco U.S. Savings Plan ─ Treatment of WM Mexico Business Employee Account Balances. Any account balance held by a WM Mexico Business Employee in the Remainco U.S. Savings Plan will be treated in accordance with the First Addendum to the Employee Matters Agreement, dated as of April 8, 2022; provided, that any such account balance held by any WM Mexico Business Employee will not be transferred prior to the Repurchase Transaction Closing Date and will be transferred in the form of cash.
(g) Automatic Termination. This Section 3 of this Second Addendum shall automatically terminate in the event that all Mexico Regulatory Approvals have occurred or been obtained or received prior to the Closing.
4.No Modification of Employee Matters Agreement. Except as specifically provided in this Second Addendum, the Employee Matters Agreement shall remain in full force and effect. This Second Addendum is limited precisely as drafted and shall not constitute a modification, acceptance or waiver of any other provision of the Employee Matters Agreement.
5.Incorporation by Reference. Sections 11.2 (Modification or Addendum; Waiver), 11.3 (Counterparts), 11.4 (Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury), 11.5 (Specific Performance), 11.13 (Severability) and 11.16 (Interpretation and Construction) of the Merger Agreement are hereby incorporated herein by reference, mutatis mutandis.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have duly executed this Second Addendum as of the date first above written.

AT&T INC.

By:_/s/ Stephen A. McGaw_________
Name: Stephen A. McGaw
Title: Senior Vice President, Corporate
Strategy and Development

MAGALLANES, INC.

By: _/s/ Stephen A. McGaw_________
Name: Stephen A. McGaw
Title: President

DISCOVERY, INC.

By:_/s/ Bruce Campbell_____________
Name: Bruce Campbell
Title: Chief Development, Distribution
& Legal Officer
[Signature Page to Second Addendum to Employee Matters Agreement]

Schedule I

TREATMENT OF REMAINCO RSU AWARDS HELD BY WM MEXICO BUSINESS EMPLOYEES